Exhibit 99.1

DFIN Reports Fourth-Quarter and Full-Year 2019 Results

CHICAGO- February 26, 2020 – Donnelley Financial Solutions, Inc. (NYSE: DFIN), (the “Company”) today reported financial results for the fourth quarter and full year 2019.

Fourth-quarter and full-year highlights:

	Fourth-quarter 2019	Full-year 2019
Net Sales	$190.3 million	$874.7 million
GAAP Net Earnings	$7.0 million	$37.6 million
Non-GAAP Adjusted EBITDA(1)	$26.1 million	$137.0 million
Operating Cash Flow(2)	$58.7 million	$54.5 million
Free Cash Flow(1)(2)(3)	$49.0 million	$9.7 million

(1) Non-GAAP Adjusted EBITDA and Free Cash Flow are non-GAAP measures that exclude the impact of items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

(2) Full-year 2019 Operating Cash Flow and Free Cash Flow include taxes and fees paid associated with the 2019 sales of the Company’s Secaucus, NJ facility and a portion of certain equity investments, as well as taxes paid related to the 2018 sale of the Company’s Language Solutions business.  In aggregate, these items negatively impacted full-year 2019 Operating Cash Flow and Free Cash Flow by approximately $18.3 million.

(3) Defined as operating cash flow less capital expenditures.

•	Fourth-quarter 2019 GAAP fully diluted net earnings per share of $0.20, up $0.23 from the prior year; non-GAAP fully diluted earnings per share of $0.22, up $0.28 from the prior year
•	Fourth-quarter 2019 operating cash flow of $58.7 million, up 5.0% from the prior year; free cash flow of $49.0 million, up 17.8% from the prior year
•	Record quarterly software-as-a-service (“SaaS”) net sales of $49.8 million, up 7.9% from the prior year; SaaS net sales accounted for 26.2% of total fourth-quarter 2019 net sales
•	Fourth-quarter 2019 non-GAAP adjusted EBITDA margin of 13.7%, up 400 basis points from the prior year, primarily due to continued focus on cost controls and an improved business mix
•

Completed the sale of Secaucus, NJ facility and sold a portion of certain equity investments in 2019, generating $43.4 million of cash proceeds (approximately $29.7 million after taxes and fees associated with the 2019 sale transactions)

•	Reduced total debt by $66.7 million during 2019, paying off term loan; ended the year with total debt of $296.0 million and $17.2 million of cash and cash equivalents
•	Company announces $25 million common stock repurchase program
•	Company issues full-year 2020 guidance

“We are pleased to see the reacceleration in SaaS net sales growth in the fourth quarter. ActiveDisclosure again led the way, growing more than 20%, while adding dozens of new clients. SaaS made up 26.2% of fourth-quarter total net sales, up from 23.0% in last year’s fourth quarter, showing positive momentum heading into 2020,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “Together our team addressed a challenging M&A environment this year, which significantly impacted our capital markets transactional business, rationalizing costs and improving consolidated fourth-quarter 2019 non-GAAP EBITDA margin to 13.7%, compared to 9.7% in the fourth-quarter of 2018, all while either maintaining or improving market share. Looking forward, as the market leader, we remain poised to capitalize on a rebound in capital markets transactional activity in 2020 and beyond.”

“We remain steadfast in executing our long-term strategy to transition our traditional clients to software-first solutions, introduce new solutions to market, and continue to maintain share elsewhere in our portfolio. This strategy is focused on sustainable EBITDA and free cash flow growth through incremental SaaS sales and increased profitability from our traditional businesses through planned efficiencies. Additionally, we continue to look to deploy capital in ways that will generate long-term value for shareholders.  As such, our board authorized a $25 million stock repurchase program, reflecting our deep belief in the intrinsic value of the company,” Leib concluded.

Net Sales

Net sales in the fourth quarter of 2019 were $190.3 million, a decrease of $10.0 million, or 5.0%, from the fourth quarter of 2018. After adjusting for the 2018 acquisition of eBrevia and changes in foreign exchange rates, organic net sales decreased 5.2% from the fourth quarter of 2018. The decrease was driven largely by lower capital markets transactions and compliance volume, as well as lower mutual fund print volume, which was partially offset by growth in SaaS solutions, primarily in ActiveDisclosure and FundSuiteArc.

GAAP Net Earnings

Fourth-quarter 2019 net earnings were $7.0 million, or $0.20 per diluted share, compared to a net loss of $1.0 million, or $0.03 loss per diluted share, in the fourth-quarter of 2018. The fourth quarter 2019 net earnings included an after-tax unrealized and realized gain of $9.7 million, or $0.28 per diluted share, in part related to the sale of a portion of the Company’s investment in AuditBoard; an after-tax loss of $3.1 million related to the extinguishment of the term loan, or $0.09 loss per diluted share; and other items totaling $7.2 million, or $0.21 loss per diluted share. The fourth-quarter 2018 net losses included various items totaling $1.1 million, or $0.03 loss per diluted share, all of which are excluded from the presentation of non-GAAP net earnings. Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Non-GAAP Adjusted EBITDA and Net Earnings

Non-GAAP adjusted EBITDA in the fourth quarter of 2019 was $26.1 million, compared to $19.4 million in the fourth quarter of 2018. Non-GAAP adjusted EBITDA margin in the fourth quarter of 2019 was 13.7%, an improvement of 400 basis points versus the fourth quarter of 2018. The increase in non-GAAP adjusted EBITDA was primarily driven by the impact of cost savings initiatives and improved business mix.

Non-GAAP net earnings totaled $7.6 million, or $0.22 earnings per diluted share, in the fourth quarter of 2019 compared to a non-GAAP net loss of $2.1 million, or $0.06 loss per diluted share, in the fourth quarter of 2018. Reconciliations of net earnings to non-GAAP adjusted EBITDA, non-GAAP net earnings and non-GAAP adjusted EBITDA margin, are presented in the attached schedules.

Sale of the Language Solutions Business

On July 22, 2018, the Company sold its Language Solutions business for net proceeds of $77.5 million in cash. On a full-year basis for 2019, the sale negatively impacts the year-over-year net sales comparison by $41.8 million and negatively impacts the gross profit and non-GAAP adjusted EBITDA comparisons by approximately $12.0 million and $3.0 million, respectively, inclusive of estimated net stranded costs. The Language Solutions business did not impact the year-over-year comparisons in the fourth-quarter of 2019.

Share Repurchase Program

Today the Company announced that its board of directors authorized the repurchase of up to $25 million of the Company's outstanding common stock from time to time in one or more transactions on the open market or in privately negotiated purchases. The stock repurchase program will be effective through December 31, 2021.

The timing and amount of any shares repurchased will be determined by the Company's management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time.

2020 Guidance

The Company provides the following full-year guidance for 2020.

2020 Guidance
Net Sales	$860 to $880 million
Non-GAAP adjusted EBITDA	$140 to $145 million
Depreciation and amortization	Approximately $55 million
Interest expense	Approximately $30 million
Non-GAAP effective tax rate	29% to 31%
Diluted share count(1)	Approximately 35 million
Operating cash flow	$70 to $75 million
Capital expenditures	Approximately $35 million
Free cash flow	$35 to $40 million

(1)	Excludes the impact of potential share repurchases

Certain components of the guidance given above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, restructuring charges, impairment charges, gains or losses on investments and other similar gains or losses not reflective of the Company's ongoing operations. The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations, given that it is not an indicator of business performance.

Conference Call Details

DFIN will hold a conference call and webcast today, Wednesday, February 26, 2020 at 9:00 a.m. Eastern time (8:00 a.m. Central time) to discuss its fourth-quarter and full-year 2019 financial results, provide a general business update and respond to investor questions.

The conference call can be accessed via telephone as follows:

Domestic toll-free #: 833-227-5840

International toll #: 647-689-4064

Conference ID: 4694888

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

If you are unable to participate during the live teleconference, a replay of the conference call will be available from 12:00 a.m. Eastern time, February 26, 2020 until 11:59 p.m. Eastern time, March 4, 2020. To access the replay, please dial 800-585-8367 (domestic) or 416-621-4642 (international). The Conference ID for the replay is: 4694888. The replay will also be available as a webcast on the Company’s investor relations website.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter.  Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Justin Ritchie

Investor Relations

investors@dfinsolutions.com

Use of non-GAAP Information

This news release contains certain non-GAAP measures, including non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted earnings per share, free cash flow and organic net sales. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings and non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s acquisition activities, spin-off related expenses, non-recurring investor-related fees, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign exchange rates and the purchase or disposition of businesses.

These non-GAAP measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in DFIN's Form 10-K for the fiscal year ended December 31, 2019, those discussed under “Cautionary Statement” in DFIN’s quarterly Form 10-Q filings, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$17.2	$47.3
Receivables, less allowances for doubtful accounts of $7.7 in 2019 (2018 - $7.9)	161.4	172.9
Inventories	11.1	12.1
Prepaid expenses and other current assets	15.9	16.7
Assets held for sale	5.6	—
Total current assets	211.2	249.0
Property, plant and equipment-net	17.5	32.2
Right-of-use assets	80.7	—
Software-net	55.0	47.8
Goodwill	450.3	450.0
Other intangible assets-net	21.9	37.2
Deferred income taxes	9.0	9.7
Other noncurrent assets	41.3	42.8
Total assets	$886.9	$868.7

Liabilities
Accounts payable	$58.5	$72.4
Accrued liabilities	121.0	126.0
Total current liabilities	179.5	198.4
Long-term debt	296.0	362.7
Deferred compensation liabilities	20.0	19.5
Pension and other postretirement benefits plan liabilities	58.8	51.3
Noncurrent lease liabilities	57.9	—
Other noncurrent liabilities	6.1	10.8
Total liabilities	618.3	642.7

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and Outstanding: 34.5 shares and 34.2 shares in 2019 (2018 - 34.2 shares and 34.1 shares)	0.3	0.3
Treasury stock, at cost: 0.3 shares in 2019 (2018 - 0.1 shares)	(4.2)	(2.4)
Additional paid-in capital	225.2	216.5
Retained earnings	131.9	94.3
Accumulated other comprehensive loss	(84.6)	(82.7)
Total equity	268.6	226.0
Total liabilities and equity	$886.9	$868.7

Donnelley Financial Solutions, Inc.  and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2018	2019	2018
Services net sales	$134.5	$132.1	$554.0	$618.0
Products net sales	55.8	68.2	320.7	345.0
Total net sales	190.3	200.3	874.7	963.0
Services cost of sales (1)	66.9	75.4	284.8	328.8
Products cost of sales (1)	51.3	54.4	257.6	258.5
Total cost of sales (1)	118.2	129.8	542.4	587.3
Selling, general and administrative expenses (SG&A) (1)	46.8	54.4	205.8	258.2
Restructuring, impairment and other charges - net	4.9	0.3	13.6	4.4
Depreciation and amortization	12.8	12.7	49.6	45.8
Other operating loss (income) (2)	1.2	(0.3)	(15.2)	(53.8)
Income from operations	6.4	3.4	78.5	121.1
Interest expense - net	11.5	9.5	38.1	36.7
Investment and other income - net	(10.1)	(2.7)	(11.7)	(18.3)
Earnings (loss) before income taxes	5.0	(3.4)	52.1	102.7
Income tax (benefit) expense (3)	(2.0)	(2.4)	14.5	29.1
Net earnings (loss)	$7.0	$(1.0)	$37.6	$73.6

Net earnings (loss) per share:
Basic	$0.20	$(0.03)	$1.10	$2.18
Diluted	$0.20	$(0.03)	$1.10	$2.16
Weighted average number of common shares outstanding:
Basic	34.3	33.9	34.1	33.8
Diluted	34.4	33.9	34.3	34.0

Additional information:
Gross margin (1)	37.9%	35.2%	38.0%	39.0%
SG&A as a % of total net sales (1)	24.6%	27.2%	23.5%	26.8%
Operating margin	3.4%	1.7%	9.0%	12.6%
Effective tax rate (3)	nm	70.6%	27.8%	28.3%

(1)	Exclusive of depreciation and amortization.
(2)

Includes the gain on sale of a building and a loss related to the July 2018 disposition of the Language Solutions business for the twelve months ended December 31, 2019, as well as the gain on the sale of the Language Solutions business recognized during the twelve months ended December 31, 2018.

(3)	Includes the impact of a valuation allowance recognized on certain operations for the three and twelve months ended December 31, 2019.

nm – Not Meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of GAAP to Non-GAAP Measures

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31, 2019					For the Twelve Months Ended December 31, 2019
	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share (1)
GAAP basis measures	$46.8	$6.4	3.4%	$7.0	$0.20	$205.8	$78.5	9.0%	$37.6	$1.10
Non-GAAP adjustments:
Net gain on sale of building	—	—	—	—	—	—	(19.2)	(2.2%)	(13.7)	(0.40)
Gain on equity investment	—	—	—	(9.7)	(0.28)	—	—	—	(9.7)	(0.28)
Restructuring, impairment and other charges - net	—	4.9	2.6%	3.3	0.10	—	13.6	1.6%	9.9	0.29
Share-based compensation expense	(1.2)	1.2	0.6%	1.3	0.04	(8.9)	8.9	1.0%	7.0	0.20
Loss on debt extinguishment	—	—	—	3.1	0.09	—	—	—	3.1	0.09
Net loss on sale of Language Solutions business	—	1.2	0.6%	0.1	0.00	—	4.0	0.5%	2.2	0.06
Pension settlement charges	—	—	—	2.8	0.08	—	—	—	2.8	0.08
Investor-related expenses	—	—	—	—	—	(1.5)	1.5	0.1%	1.1	0.03
Acquisition-related expenses	—	—	—	—	—	(0.1)	0.1	—	—	—
Spin-off related expenses	0.4	(0.4)	(0.2%)	(0.3)	(0.01)	—	—	—	—	—
Total Non-GAAP adjustments	(0.8)	6.9	3.6%	0.6	0.02	(10.5)	8.9	1.0%	2.7	0.08
Non-GAAP measures	$46.0	$13.3	7.0%	$7.6	$0.22	$195.3	$87.4	10.0%	$40.3	$1.17

	For the Three Months Ended December 31, 2018					For the Twelve Months Ended December 31, 2018
	SG&A	Income from operations	Operating margin	Net earnings	Net earnings (loss) per diluted share	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$54.4	$3.4	1.7%	$(1.0)	$(0.03)	$258.2	$121.1	12.6%	$73.6	$2.16
Non-GAAP adjustments:
Net gain on sale of Language Solutions business	—	(0.3)	(0.1%)	(0.2)	(0.01)	—	(53.8)	(5.6%)	(38.6)	(1.14)
Gain on equity investment	—	—	—	—	—	—	—	—	(8.5)	(0.25)
Gain on eBrevia investment	—	—	—	(1.5)	(0.04)	—	—	—	(1.5)	(0.04)
Restructuring, impairment and other charges - net	—	0.3	0.1%	0.2	0.01	—	4.4	0.4%	3.2	0.09
Spin-off related transaction expenses	(0.2)	0.2	0.1%	0.1	0.00	(20.1)	20.1	2.1%	14.6	0.43
Share-based compensation expense	(2.0)	2.0	1.0%	1.4	0.04	(9.2)	9.2	0.9%	6.7	0.20
Disposition-related expenses	(0.3)	0.3	0.1%	0.4	0.01	(6.8)	6.8	0.7%	5.1	0.15
Acquisition-related expenses	(0.3)	0.3	0.1%	0.2	0.01	(0.8)	0.8	0.1%	0.5	0.02
Investor-related expenses	(0.5)	0.5	0.3%	0.4	0.01	(0.5)	0.5	0.1%	0.4	0.01
Income tax adjustments	—	—	—	(2.1)	(0.06)	—	—	—	(2.1)	(0.06)
Total Non-GAAP adjustments	(3.3)	3.3	1.6%	(1.1)	(0.03)	(37.4)	(12.0)	(1.3%)	(20.2)	(0.59)
Non-GAAP measures	$51.1	$6.7	3.3%	$(2.1)	$(0.06)	$220.8	$109.1	11.3%	$53.4	$1.57

__________

(1)	Net earnings per diluted share totals may not foot due to rounding.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance.  Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Three Months Ended December 31, 2019
Net sales	$161.7	$28.6	$—	$190.3
Income (loss) from operations	12.6	0.3	(6.5)	6.4
Operating margin %	7.8%	1.0%	nm	3.4%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	2.6	1.2	1.1	4.9
Share-based compensation expense	—	—	1.2	1.2
Net loss on sale of Language Solutions business	1.5	(0.3)	—	1.2
Spin-off related transaction expenses	—	—	(0.4)	(0.4)
Total Non-GAAP adjustments	4.1	0.9	1.9	6.9

Non-GAAP income (loss) from operations	$16.7	$1.2	$(4.6)	$13.3
Non-GAAP operating margin %	10.3%	4.2%	nm	7.0%

Depreciation and amortization	10.3	2.2	0.3	12.8
Non-GAAP Adjusted EBITDA	$27.0	$3.4	$(4.3)	$26.1
Non-GAAP Adjusted EBITDA margin %	16.7%	11.9%	nm	13.7%

For the Three Months Ended December 31, 2018
Net sales	$170.7	$29.6	$—	$200.3
Income (loss) from operations	12.3	0.5	(9.4)	3.4
Operating margin %	7.2%	1.7%	nm	1.7%

Non-GAAP Adjustments
Net gain on sale of Language Solutions business	—	(0.3)	—	(0.3)
Restructuring, impairment and other charges - net	0.1	(0.1)	0.3	0.3
Spin-off related transaction expenses	0.9	—	(0.7)	0.2
Share-based compensation expense	—	—	2.0	2.0
Disposition-related expenses	—	0.2	0.1	0.3
Acquisition-related expenses	—	—	0.3	0.3
Investor-related expenses	—	—	0.5	0.5
Total Non-GAAP adjustments	1.0	(0.2)	2.5	3.3

Non-GAAP income (loss) from operations	$13.3	$0.3	$(6.9)	$6.7
Non-GAAP operating margin %	7.8%	1.0%	nm	3.3%

Depreciation and amortization	10.9	1.7	0.1	12.7
Non-GAAP Adjusted EBITDA	$24.2	$2.0	$(6.8)	$19.4
Non-GAAP Adjusted EBITDA margin %	14.2%	6.8%	nm	9.7%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Twelve Months Ended December 31, 2019
Net sales	$761.4	$113.3	$—	$874.7
Income (loss) from operations	113.5	(2.3)	(32.7)	78.5
Operating margin %	14.9%	(2.0%)	nm	9.0%

Non-GAAP Adjustments
Net gain on sale of building	(19.2)	—	—	(19.2)
Restructuring, impairment and other charges - net	7.5	2.2	3.9	13.6
Share-based compensation expense	—	—	8.9	8.9
Net loss on sale of Language Solutions business	2.7	1.3	—	4.0
Investor-related expenses	—	—	1.5	1.5
Acquisition-related expenses	—	—	0.1	0.1
Total Non-GAAP adjustments	(9.0)	3.5	14.4	8.9

Non-GAAP income (loss) from operations	$104.5	$1.2	$(18.3)	$87.4
Non-GAAP operating margin %	13.7%	1.1%	nm	10.0%

Depreciation and amortization	41.3	7.6	0.7	49.6
Non-GAAP Adjusted EBITDA	$145.8	$8.8	$(17.6)	$137.0
Non-GAAP Adjusted EBITDA margin %	19.1%	7.8%	nm	15.7%

For the Twelve Months Ended December 31, 2018
Net sales	$811.8	$151.2	$—	$963.0
Income (loss) from operations	134.0	31.6	(44.5)	121.1
Operating margin %	16.5%	20.9%	nm	12.6%

Non-GAAP Adjustments
Net gain on sale of Language Solutions business	(26.6)	(27.2)	—	(53.8)
Restructuring, impairment and other charges - net	2.0	1.8	0.6	4.4
Spin-off related transaction expenses	16.5	—	3.6	20.1
Share-based compensation expense	—	—	9.2	9.2
Disposition-related expenses	—	1.4	5.4	6.8
Acquisition-related expenses	—	—	0.8	0.8
Investor-related expenses	—	—	0.5	0.5
Total Non-GAAP adjustments	(8.1)	(24.0)	20.1	(12.0)

Non-GAAP income (loss) from operations	$125.9	$7.6	$(24.4)	$109.1
Non-GAAP operating margin %	15.5%	5.0%	nm	11.3%

Depreciation and amortization	39.6	5.7	0.5	45.8
Non-GAAP Adjusted EBITDA	$165.5	$13.3	$(23.9)	$154.9
Non-GAAP Adjusted EBITDA margin %	20.4%	8.8%	nm	16.1%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Twelve Months Ended December 31,
	2019	2018
Operating Activities
Net earnings	$37.6	$73.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	49.6	45.8
Provision for doubtful accounts receivable	3.2	4.9
Impairment charges	3.0	—
Share-based compensation	8.9	9.2
Loss on debt extinguishment	4.1	—
Deferred income taxes	2.5	10.5
Net pension plan expense (income)	1.8	(3.2)
Gain on equity investments	(13.6)	(13.6)
Net gain on sale of building	(19.2)	—
Net loss (gain) on disposition of Language Solutions business	4.0	(53.8)
Amortization of right-of-use assets	22.1	—
Other	3.1	2.3
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	8.7	(25.3)
Inventories	1.0	(1.6)
Prepaid expenses and other current assets	2.6	1.2
Accounts payable	(13.6)	10.7
Income taxes payable and receivable	(13.0)	9.2
Accrued liabilities and other	(13.5)	(1.7)
Lease liabilities	(23.8)	—
Pension and other postretirement benefits plan contributions	(1.0)	(1.9)
Net cash provided by operating activities	54.5	66.3
Investing Activities
Capital expenditures	(44.8)	(37.1)
Proceeds from sale of building	30.6	—
Acquisition of business, net of cash acquired	(4.5)	(12.5)
Purchase of investment	(2.3)	—
Proceeds from sale of investment	12.8	3.1
(Payments for) proceeds from disposition of Language Solutions business	(4.0)	77.5
Other investing activities	—	(0.8)
Net cash (used in) provided by investing activities	(12.2)	30.2
Financing Activities
Revolving facility borrowings	515.5	360.0
Payments on revolving facility borrowings	(515.5)	(360.0)
Payments on long-term debt	(72.5)	(97.5)
Proceeds from issuance of common stock	—	1.2
Treasury share repurchases	(1.8)	(1.5)
Debt issuance costs	(0.2)	(1.2)
Net cash used in financing activities	(74.5)	(99.0)
Effect of exchange rate on cash and cash equivalents	2.1	(2.2)
Net decrease in cash and cash equivalents	(30.1)	(4.7)
Cash and cash equivalents at beginning of year	47.3	52.0
Cash and cash equivalents at end of period	$17.2	$47.3
Supplemental cash flow information:
Income taxes paid (net of refunds)	$25.0	$10.1
Interest paid	$31.9	$34.6

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

Additional Information:

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$58.7	$55.9	$54.5	$66.3
Less: capital expenditures	9.7	14.3	44.8	37.1
Free Cash Flow	$49.0	$41.6	$9.7	$29.2

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Reported to Organic Net Sales

(UNAUDITED)

(in millions)

	U.S.
	Capital Markets	Investment Markets	Language Solutions	Total U.S.	International	Consolidated
Reported Net Sales:
For the Three Months Ended December 31, 2019	$85.9	$75.8	$—	$161.7	$28.6	$190.3

For the Three Months Ended December 31, 2018	91.4	79.3	—	170.7	29.6	200.3

Net sales change	(6.0%)	(4.4%)	---%	(5.3%)	(3.4%)	(5.0%)

Supplementary Non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	—%	—%	—%	—%	(0.4%)	(0.1%)

Year-over-year impact of the eBrevia acquisition	0.8%	—%	—%	0.4%	—%	0.3%

Net organic sales change	(6.8%)	(4.4%)	—%	(5.7%)	(3.0%)	(5.2%)

	U.S.
	Capital Markets	Investment Markets	Language Solutions	Total U.S.	International	Consolidated
Reported Net Sales:
For the Twelve Months Ended December 31, 2019	$421.0	$340.4	$—	$761.4	$113.3	$874.7

For the Twelve Months Ended December 31, 2018	456.0	342.1	13.7	811.8	151.2	963.0

Net sales change	(7.7%)	(0.5%)	(100.0%)	(6.2%)	(25.1%)	(9.2%)

Supplementary Non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	—%	—%	—%	—%	(2.0%)	(0.4%)

Year-over-year impact of the Language Solutions disposition	—%	—%	(100.0%)	(1.7%)	(18.6%)	(4.2%)

Year-over-year impact of the eBrevia acquisition	0.5%	—%	—%	0.2%	—%	0.3%

Net organic sales change	(8.2%)	(0.5%)	—%	(4.7%)	(4.5%)	(4.9%)

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

(UNAUDITED)

(in millions)	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2019	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
GAAP net earnings (loss)	$37.6	$7.0	$14.7	$17.3	$(1.4)
Adjustments
Net gain on sale of building	(19.2)	—	(19.2)	—	—
Gain on equity investment	(13.6)	(13.6)	—	—	—
Restructuring, impairment and other charges-net	13.6	4.9	2.8	3.8	2.1
Share-based compensation expense	8.9	1.2	2.6	3.6	1.5
Net loss on sale of Language Solutions business	4.0	1.2	—	2.8	—
Pension settlement charges	3.9	3.9	—	—	—
Investor-related expenses	1.5	—	—	0.5	1.0
Acquisition-related expenses	0.1	—	0.1	—	—
Spin-off related transaction expenses	—	(0.4)	—	—	0.4
Depreciation and amortization	49.6	12.8	12.7	12.0	12.1
Interest expense-net	38.1	11.5	8.6	9.1	8.9
Pension income and other income, net	(2.0)	(0.4)	(0.5)	(0.5)	(0.6)
Income tax expense (benefit)	14.5	(2.0)	9.3	7.5	(0.3)
Total Non-GAAP adjustments	99.4	19.1	16.4	38.8	25.1
Non-GAAP adjusted EBITDA	$137.0	$26.1	$31.1	$56.1	$23.7

Net sales	$874.7	$190.3	$195.9	$258.9	$229.6
Non-GAAP adjusted EBITDA margin %	15.7%	13.7%	15.9%	21.7%	10.3%

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2018	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
GAAP net earnings (loss)	$73.6	$(1.0)	$48.0	$18.9	$7.7
Adjustments
Gain on equity investment	(11.8)	—	(11.8)	—	—
Restructuring, impairment and other charges-net	4.4	0.3	0.8	2.6	0.7
Share-based compensation expense	9.2	2.0	2.1	3.3	1.8
Net gain on sale of Language Solutions business	(53.8)	(0.3)	(53.5)	—	—
Investor-related expenses	0.5	0.5	—	—	—
Acquisition-related expenses	0.8	0.3	—	0.3	0.2
Gain on eBrevia investment	(1.8)	(1.8)	—	—	—
Spin-off related transaction expenses	20.1	0.2	3.7	8.4	7.8
Disposition-related expenses	6.8	0.3	4.5	1.5	0.5
Depreciation and amortization	45.8	12.7	11.6	11.1	10.4
Interest expense-net	36.7	9.5	8.4	9.8	9.0
Pension income and other income-net	(4.7)	(0.9)	(2.2)	(0.8)	(0.8)
Income tax expense (benefit)	29.1	(2.4)	19.7	8.3	3.5
Total Non-GAAP adjustments	81.3	20.4	(16.7)	44.5	33.1
Non-GAAP adjusted EBITDA	$154.9	$19.4	$31.3	$63.4	$40.8

Net sales	$963.0	$200.3	$216.9	$290.6	$255.2
Non-GAAP adjusted EBITDA margin %	16.1%	9.7%	14.4%	21.8%	16.0%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	December 31, 2019		December 31, 2018
Availability
Stated amount of the Revolving Facility (1)	$300.0		$300.0
Less: availability reduction from covenants	68.4		45.3
Amount available under the Revolving Facility	231.6		254.7

Usage
Borrowings under the Revolving Facility	—		—
Impact on availability related to outstanding letters of credit	—		—
Amount used under the Revolving Facility	—		—

Availability under the Revolving Facility	231.6		254.7

Cash (2)	17.2		47.3

Net Available Liquidity	$248.8		$302.0

Long-term debt	296.0		362.7

Non-GAAP adjusted EBITDA for the twelve months ended December 31, 2019 and 2018	$137.0		$154.9

Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)	2.2	x	2.3	x

Non-GAAP Net Debt (defined as total debt less cash)	$278.8		$315.4

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by non-GAAP adjusted EBITDA)	2.0	x	2.0	x

(1)

The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the Company’s credit agreement. There were no outstanding borrowings under the Revolving Facility as of December 31, 2019. Based on the Company’s results of operations for the twelve months ended December 31, 2019 and existing debt, the Company would have had the ability to utilize an incremental $231.6 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the agreement.

(2)

Approximately 36% of cash as of December 31, 2019 and 37% of cash as of December 31, 2018 was located outside of the U.S. The Company repatriated excess cash at its foreign subsidiaries to the U.S. during the twelve months ended December 31, 2019.